UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 16, 2007

FelCor Lodging Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	333-3959-01	75-2544994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Agreement

On August 16, 2007, FelCor Lodging Trust Incorporated (the “Company”) and FelCor Lodging Limited Partnership (”FelCor LP”), of which the Company is the sole general partner, entered into that certain Amended and Restated Credit Agreement dated as of August 16, 2007, among the Company and FelCor LP, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), Citicorp North America, Inc., as syndication agent, and certain lenders named therein (as amended and restated, the “Amended Credit Agreement”). The Amended Credit Agreement, which amends and restates in its entirety the Credit Agreement dated as of December 12, 2005, as previously amended (the “Credit Agreement”), increases the initial amount available under the revolving credit facility from $125 million to $250 million, with the right to increase the facility up to an aggregate of $500 million; reduces certain fees and costs, including the interest rates applicable to borrowings; improves certain of the financial covenants to provide the Company with additional flexibility; and extends the initial maturity date from January 2, 2009 to August 16, 2011, while retaining the right to extend the maturity for an additional one-year period if no default has occurred.

In connection with the execution of the Amended Credit Agreement, the Company, FelCor LP, or certain of their subsidiaries executed and delivered an Amended and Restated Subsidiary Guaranty, a Reaffirmation of Pledge Agreement with JPMorgan Chase Bank, N.A., as collateral agent (“Collateral Agent”), and a Reaffirmation of Collateral Agency Agreement with the Collateral Agent, the Administrative Agent and U.S. Bank National Association, as trustee under the indentures governing FelCor LP’s outstanding senior notes (collectively, the “Indentures”). Under these agreements, the subsidiary guaranties and the collateral securing the Amended Credit Agreement, which also secure, on an equal and ratable basis, all of the obligations under the Indentures, continue in place with the same force and effect as for the original Credit Agreement.

The foregoing summaries of the Amended Credit Agreement, the Amended and Restated Subsidiary Guaranty, the Reaffirmation of Pledge Agreement, and the Reaffirmation of Collateral Agency Agreement, are qualified in their entirety by reference to the full text of such agreements, copies of each of which are attached as Exhibits hereto and incorporated by reference herein.

As of the date of this filing, the Company has not made any borrowings under the Amended Credit Agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are deemed to be filed or furnished, depending on the relevant items requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form:

Exhibit Number	Description of Exhibit

10.1*

Amended and Restated Credit Agreement, dated as of August 16, 2007, by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Citicorp North America, Inc., as syndication agent, with J.P. Morgan Securities, Inc. and Citigroup Global Markets Inc. as joint bookrunners and joint lead arrangers

10.2*

Amended and Restated Subsidiary Guaranty, dated as of August 16, 2007, made by FelCor/CSS Holdings, L.P., FelCor Hotel Asset Company, L.L.C., FelCor Pennsylvania Company, L.L.C., FelCor Lodging Holding Company, L.L.C., FelCor Canada Co., FelCor Omaha Hotel Company, L.L.C., FelCor TRS Holdings, L.L.C., Myrtle Beach Hotels, L.L.C., FelCor TRS Borrower I, L.P., FelCor TRS Borrower 4, L.L.C., and FelCor/St. Paul Holdings, L.P. in favor of JPMorgan Chase Bank, N.A., as administrative agent

10.3*	Reaffirmation of Pledge Agreement dated August 16, 2007 by FelCor Holdings Trust in favor of JPMorgan Chase Bank, N.A., as collateral agent
10.4*

Reaffirmation of Collateral Agency Agreement dated August 16, 2007 by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, JPMorgan Chase Bank, N.A., as collateral agent and/or administrative agent, FelCor Holdings Trust and U.S. Bank National Association, as trustee under the indentures

*Filed as an exhibit to FelCor’s Form 8-K dated August 16, 2007, and filed on August 21, 2007, and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING LIMITED PARTNERSHIP a Delaware Limited Partnership

		By:	FelCor Lodging Trust Incorporated Its General Partner

/s/Lester C. Johnson
		By:	Lester C. Johnson Senior Vice President and Chief Accounting Officer

Date:	August 21, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1*

Amended and Restated Credit Agreement, dated as of August 16, 2007, by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Citicorp North America, Inc., as syndication agent, with J.P. Morgan Securities, Inc. and Citigroup Global Markets Inc. as joint bookrunners and joint lead arrangers

10.2*

Amended and Restated Subsidiary Guaranty, dated as of August 16, 2007, made by FelCor/CSS Holdings, L.P., FelCor Hotel Asset Company, L.L.C., FelCor Pennsylvania Company, L.L.C., FelCor Lodging Holding Company, L.L.C., FelCor Canada Co., FelCor Omaha Hotel Company, L.L.C., FelCor TRS Holdings, L.L.C., Myrtle Beach Hotels, L.L.C., FelCor TRS Borrower I, L.P., FelCor TRS Borrower 4, L.L.C., and FelCor/St. Paul Holdings, L.P. in favor of JPMorgan Chase Bank, N.A., as administrative agent

10.3*	Reaffirmation of Pledge Agreement dated August 16, 2007 by FelCor Holdings Trust in favor of JPMorgan Chase Bank, N.A., as collateral agent
10.4*

Reaffirmation of Collateral Agency Agreement dated August 16, 2007 by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, JPMorgan Chase Bank, N.A., as collateral agent and/or administrative agent, FelCor Holdings Trust and U.S. Bank National Association, as trustee under the indentures

*Filed as an exhibit to FelCor’s Form 8-K dated August 16, 2007, and filed on August 21, 2007, and incorporated by reference.